UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2007

CHENIERE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16383	95-4352386
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 800 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Modification of Issuer Call Spread Options

As previously disclosed, in connection with its issuance of $325 million of 2.25% Convertible Senior Notes due 2012, Cheniere Energy, Inc. (the “Company”) entered into an issuer call spread (the “Issuer Call Spread Options”) with Credit Suisse First Boston International, now known as Credit Suisse International (“Credit Suisse”), pursuant to a Confirmation, dated July 22, 2005 (the “Confirmation”), and a related Notice of Adjustment, dated July 26, 2005 (the “Notice of Adjustment” and, together with the Confirmation, the “Confirmation Documents”).

On May 31, 2007, the Company delivered a written notice (the “Notice of Commitment”) notifying Credit Suisse of the Company’s irrevocable commitment to exercise, on one or more occasions on or before July 23, 2007, all of the call options granted by Credit Suisse to the Company pursuant to the Confirmation Documents and electing physical settlement of its call option (i.e., purchase and sale of shares of Company common stock rather than settlement for cash). As a result, the Company’s call options have been changed so that the Company is now irrevocably committed to purchase 9,175,595 shares of Company common stock from Credit Suisse pursuant to the Confirmation Documents at a cash price of $35.42 per share, or a total purchase price of $325 million.

The Notice of Commitment also notified Credit Suisse of the irrevocable election by the Company of physical settlement (i.e., purchase and sale of shares of Company common stock rather than settlement for cash) in the event of Credit Suisse’s exercise of its call options under the Confirmation. As a result, Credit Suisse has the option to purchase up to 9,175,595 shares of Company common stock from the Company at $70.00 per share on July 23, 2007, and Credit Suisse’s option, if exercised, will not be settled for cash.

The foregoing descriptions of the Confirmation, the Notice of Adjustment and the Notice of Commitment are qualified by reference to the full text of the Confirmation, the Notice of Adjustment and the Notice of Commitment, copies of which are filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

To the extent applicable, the contents of Item 1.01 above are incorporated into this Item 2.03 by this reference.

Item 8.01	Other Events.

On May 31, 2007, the Company issued a press release announcing its issuance of the Notice of Commitment to Credit Suisse and its closing of a credit facility with Perry Principals Investments LLC, an affiliate of Perry Corp, a significant beneficial owner of the Company’s shares, providing for a loan of $400 million bearing interest at a fixed rate of 9.75% per annum and maturing on May 31, 2012, a portion of the proceeds from which will be used to fund the $325 million repurchase of outstanding Company shares from Credit Suisse. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Confirmation, dated July 22, 2005, between Cheniere Energy, Inc. and Credit Suisse First Boston International (filed herewith).

10.2	Notice of Adjustment, dated July 26, 2005, between Cheniere Energy, Inc. and Credit Suisse First Boston International (filed herewith).

10.3	Notice of Commitment, dated May 31, 2007 (filed herewith).

99.1	Press Release, dated May 31, 2007 (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date: May 31, 2007	By:	/s/ Don A. Turkleson
Name: Don A. Turkleson Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Confirmation, dated July 22, 2005, between Cheniere Energy, Inc. and Credit Suisse First Boston International (filed herewith).

10.2	Notice of Adjustment, dated July 26, 2005, between Cheniere Energy, Inc. and Credit Suisse First Boston International (filed herewith).

10.3	Notice of Commitment, dated May 31, 2007 (filed herewith).

99.1	Press Release, dated May 31, 2007 (filed herewith).

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